Exhibit 10.2

2025 INNOVEX INTERNATIONAL, iNC., LONG-TERM INCENTIVE PLAN

2025 PERFORMANCE UNIT AWARD AGREEMENT

Subject to the terms and conditions contained herein, Innovex International, Inc., a Delaware corporation (the “Company”), hereby selects you as a recipient of Restricted Stock Units that vest in part on achievement of the Performance Goals (as defined below) (“Performance Units”) under the Innovex International, Inc. 2025 Long-Term Incentive Plan (the “Plan”). This Award Agreement (“Agreement”) and the Plan together govern your rights and set forth all of the conditions and limitations affecting such rights. Terms used in this Agreement that are defined in the Plan will have the meanings ascribed to them in the Plan. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms will supersede and replace the conflicting terms of this Agreement.

1.
Terms. Pursuant to the terms and conditions of the Plan and this Agreement, you have been granted Performance Units as outlined below:

Grant Date:	[●]

Performance Period:	[●]

Vesting Date:	[●]

Performance Units At Target:	[●]

Performance Goals:

Schedule I to this Agreement describes the manner in which the total number of Performance Units that vest hereunder will be calculated, with the total number of vested Performance Units based on (i) the total shareholder return of the Company’s Stock as compared to the total shareholder return of the component companies on the VanEck OIH Index and (ii) the return on capital employed of the Company, in each case, as described in more detail on Schedule I (the “Performance Goals”).

2.
Vesting. As soon as reasonably practicable following the close of the Performance Period, but in no event later than the Vesting Date, the Committee shall determine and certify the extent to which the Performance Goals have been achieved in accordance with Schedule I. The Performance Units will vest and become non-forfeitable on the Vesting Date in an amount determined based on the results of the Performance Goals, provided you have been continuously employed by the Company or an affiliate of the Company at all times from the Grant Date until the Vesting Date. For the avoidance of doubt, if the Committee determines that the level of achievement of the Performance Goals does not meet the minimum threshold requirements specified in Schedule I, then all Performance Units shall be forfeited. If you are not employed on the Vesting Date, except as otherwise specifically provided for herein, you shall have no rights under this Agreement and all Performance Units shall be forfeited as of your termination date.

3.
Qualifying Termination. Notwithstanding any provision in this Agreement to the contrary, if you terminate your employment for Good Reason (as defined below) or the Company or a subsidiary terminates your employment without Cause (as defined below) (each, a “Qualifying Termination”), subject to your execution, delivery and non-revocation of a waiver and release of claims in accordance with the Employment Agreement (as defined below) (the “Release Requirement”), then, except as provided in Section 8 below, you will not forfeit your Performance Units as a result of your Qualifying Termination, and on the Vesting Date you will be eligible to vest in the number of Performance Units determined by multiplying (i) the number of Performance Units that would have vested as determined in accordance with the paragraph immediately above had your employment not terminated and (ii) a fraction, the numerator of which is the number of days that elapsed between the Grant Date plus [365] [730] and the date of your Qualifying Termination (provided, that, in no event shall the numerator exceed 1096) and the denominator of which is 1096.

For purposes of this Agreement. “Employment Agreement” means that certain Employment Agreement, effective as of [March 13, 2023] [August 26, 2024], by and between you and Innovex Downhole Solutions, Inc.

4.
Book Entry Account. The Company shall establish (or shall instruct its transfer agent or stock plan administrator to establish) a book entry account representing the Performance Units at target in your name effective as of the Grant Date, provided that the Company shall retain control of the Performance Units in such account until the Performance Units have become vested in accordance with this Agreement and shares of Stock have been issued, if any, in settlement of the Performance Units.
5.
Distribution of Shares. You shall receive one share of Stock in satisfaction of each vested Performance Unit credited to your account, which shall be registered in your name and transferable by you, on the Vesting Date.
6.
Stockholder Rights; Dividend Equivalents. The Performance Units do not confer on you any rights of a stockholder of the Company unless and until shares of Stock are in fact issued to you in connection with the vested Performance Units. However, cash dividends or other cash distributions, if any, shall be paid with respect to the number of shares of Stock that ultimately vest under this Agreement as if such shares of Stock had been outstanding during the entire period from the Grant Date to the Vesting Date. Any such cash dividends or other cash distributions shall vest and be paid in cash if and at such times the underlying Performance Units vested.
7.
Transferability. No rights granted under this Agreement can be assigned or transferred, whether voluntarily or involuntarily, by operation of law or otherwise, except by will or the laws of descent and distribution. In the event of any transfer or assignment of rights granted under this Agreement in accordance with this Section 7, the person or persons, if any, to whom such rights are transferred by will or by the laws of descent and distribution shall be treated after your death the same as you under this Agreement. Any attempted transfer or assignment of rights under this Agreement prohibited under this Section 7 shall be null and void.

8.
Change in Control. In the event of a Change in Control prior to end of the Performance Period, the Performance Period shall be deemed to end on the date of the Change in Control and the number of Performance Units subject to this Agreement shall be fixed at a number equal to the greater of (i) the number of Performance Units at Target and (ii) the number of Performance Units that would vest based on the level of achievement of the Performance Goals through the end of such adjusted Performance Period, calculated in accordance with Schedule I and certified by the Committee; provided, however, that the Committee may, in its sole discretion, fix such number at a greater number of Performance Units up to the maximum number of Performance Units that could otherwise be earned in accordance with Schedule I.

Should a successor or acquirer (or any parent of such entity) fail to assume, replace or continue this Agreement following such Change in Control, such Performance Units shall become fully vested as of the date of the occurrence of such Change in Control and shall be paid in Stock or cash (based on the value of the Stock immediately prior to the Change in Control multiplied by the number of vested Performance Units), in the discretion of the Committee, no later than 10 business days after the date of the Change in Control; provided, however, that you have been in continuous employment with the Company or a subsidiary at all times since the Grant Date. In the event that a successor or acquirer (or any parent of such entity) assumes, replaces or continues this Award following such Change in Control, such Performance Units shall remain outstanding and become fully vested on the earlier of (1) the Vesting Date or (2) the date of your Qualifying Termination (subject to your satisfaction of the Release Requirement), in either case, during a Change in Control Period (as defined below) (which termination date or the consummation of such Change in Control if after the termination date shall otherwise be treated as the Vesting Date hereunder, including for purposes of Section 5 hereof).

For purposes of this Agreement, the following terms shall have the following meanings:

“Cause” shall have the meaning ascribed to such term in your Employment Agreement.

“Change in Control Period” shall mean the period commencing on the occurrence of a Change in Control and ending on the second anniversary of such date.

“Good Reason” shall have the meaning ascribed to such term in your Employment Agreement.

9.
Withholding; Code Section 409A. The Company has the right to deduct applicable taxes from any payment under this Agreement and withhold, at the time of vesting of shares of Stock, an appropriate number of shares of Stock for payment of required withholding taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, as determined by the Committee. The Performance Units granted under this Agreement are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions of this Agreement, if any, shall be construed and interpreted in a manner consistent with such intent. References in this Agreement to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Code Section 409A, each of the payments that may be made in respect of the Performance Units granted hereunder is designated as a separate payment.

10.
Notice. Any written notice required or permitted by this Agreement shall be mailed, certified mail (return receipt requested) or hand-delivered. Notice to the Company shall be addressed to the Company’s General Counsel at Innovex International, Inc., 19120 Kenswick Drive, Humble, Texas 77338. Notice to you shall be addressed to you at your most recent home address on record with the Company or will be sent to your e-mail address on record with the Company. Notices are effective upon receipt.
11.
Requirements of Law. The granting of Performance Units and the issuance of shares of Stock under the Plan will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
12.
Miscellaneous.
(i)
The granting of this Award shall not give you any rights to similar grants in future years or any right to be retained in the employ or service of the Company or its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate your employment or services at any time, or your right to terminate your employment or services at any time.
(ii)
THIS AWARD SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.
(iii)
This Award, including the relevant provisions of the Plan, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, with respect to the subject hereof.
(iv)
This Award may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

INNOVEX INTERNATIONAL, INC.

By:

The undersigned Participant acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions hereof and thereof.

PARTICIPANT

[NAME]

SCHEDULE I

2025 INNOVEX INTERNATIONAL, iNC., LONG-TERM INCENTIVE PLAN

2025 PERFORMANCE UNIT AWARD AGREEMENT

1. Definitions.

(i) “Adjustment Factor” means the adjustment factor calculated in accordance with Section 2 or Section 3, as applicable, of this Schedule I.

(ii) “Average Capital Employed” means the combined values of debt and stockholders’ equity.

(ii) “Beginning Price” means the average closing price of a share of Stock for the 30 consecutive trading day period including and prior to January 1, 2025.

(iii) “Capital Employed” means the average over the Performance Period of the Company’s accounts receivable plus inventory minus accounts payable plus fixed assets.

(iv) “Comparison Companies” means each component company of the VanEck O1H Index as of December 31, 2027 (or the last day of the Performance Period if earlier), provided that such company is continuously a publicly traded company on a national securities exchange during the full Performance Period. Notwithstanding the foregoing, if any component company of the VanEck OIH Index as of December 31, 2027 (or the last day of the Performance Period if earlier) ceases to be a publicly traded company on a national securities exchange as a result of such company’s bankruptcy during the third year of the Performance Period, such component company will be included at the bottom of the ranking provided for under Section 2(ii) of this Schedule I.

(v) “Dividends” means the sum of all ordinary and extraordinary dividends paid during the Performance Period with respect to the applicable share of Stock.

(vi) “Ending Price” means the average closing price of a share of Stock for the 30 consecutive trading day period including and prior to the last day of the Performance Period.

(vii) “ROCE” means a fraction, the numerator of which is the Company’s income before operations, before acquisition costs and after tax (resulting in adjusted income from operations, after tax) and the denominator of which is Average Capital Employed.

(viii) “Total Shareholder Return” means a fraction, the numerator of which is the Ending Price plus Dividends minus the Beginning Price, and the denominator of which is the Beginning Price.

(ix) “VanEck OIH Index” means the VanEck Oil Services ETF.

Schedule I

2. Total Shareholder Return Performance Units – Calculation of Performance Unit Adjustment.

(i) [NUMBER]1 of the Performance Units shall vest to the extent to which the Company has achieved the Performance Goals related to Total Shareholder Return (the “TSR Performance Units”). The number of TSR Performance Units that shall vest as of the Vesting Date shall be equal to the product of (a) the number of TSR Performance Units at Target, multiplied by (b) the Adjustment Factor.

(ii) The Total Shareholder Return of the Company and of each of the Comparison Companies shall be calculated and certified by the Committee. The percentile ranking of the Company’s Total Shareholder Return as compared to the Total Shareholder Return of each Comparison Company shall determine the Adjustment Factor using the chart below. The Adjustment Factor for performance rankings between points on this chart shall be determined by linear interpolation between the values listed. In no event shall the Adjustment Factor exceed 200%. If the performance ranking is below the 30th percentile, the Adjustment Factor shall be zero.

Performance Ranking	Adjustment Factor
90th percentile or above	200%
60th percentile (“Target”)	100%
30th percentile	50%
Below 30th percentile	0%

3. Return on Capital Employed Performance Units – Calculation of Performance Unit Adjustment.

(i) [NUMBER]2 of the Performance Units shall vest to the extent to which the Company has achieved the Performance Goals related to ROCE (the “ROCE Performance Units”). The number of ROCE Performance Units that shall vest as of the Vesting Date shall be equal to the product of (a) the number of ROCE Performance Units at Target, multiplied by (b) the Adjustment Factor.

(ii) ROCE shall be calculated and certified by the Committee. The percentage of the Company’s ROCE shall determine the Adjustment Factor using the chart below. The Adjustment Factor for performance percentages between points on this chart shall be determined by linear interpolation between the values listed. In no event shall the Adjustment Factor exceed 200%. If the performance percentage is below the 10%, the Adjustment Factor shall be zero.

Performance Percentage	Adjustment Factor
20% or above	200%
15% (“Target”)	100%
10%	50%
Below 10%	0%

For purposes of this Agreement, the number of vested Performance Units shall be determined by adding the number of vested TSR Performance Units and vested ROCE Performance Units.

1 Note to Draft: Equal to 50% of the number of Target Performance Units.

2 Note to Draft: Equal to 50% of the number of Target Performance Units.

Schedule I